                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated March 15, 1995, accompanying the consolidated financial statements and schedules of Oshman's Sporting Goods, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended January 28, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Oshman's Sporting Goods, Inc. on Form S-8, File No. 2-93516, File No. 33-14665, File No. 33-41404, File No. 33-28357,
File No. 33-53451 and File No. 33-54221.


/s/ GRANT THORNTON LLP
- ----------------------------
    Grant Thornton


Houston, Texas
April 27, 1995